Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Cavalier Homes, Inc., a Delaware corporation (“Cavalier”); and

WHEREAS, Legacy Housing, LTD., a Texas limited partnership (“Legacy”), GPLH, LC, a Texas limited liability company, Shipley Brothers, LTD., a Texas limited partnership, K-Shipley, LLC, a Texas limited liability company, D-Shipley, LLC, a Texas limited liability company, B-Shipley, LLC, a Texas limited liability company, Federal Investor Servicing, LTD, a Texas limited partnership, Federal Investors Management, L.C., a Texas limited liability company, Kenneth E. Shipley, Douglas M. Shipley, Billy G. Shipley, Curtis D. Hodgson and Michael R. O’Connor wish to form a group for the purpose of soliciting proxies or written consents to elect Kenneth E. Shipley, Curtis D. Hodgson and Michael R. O’Connor (the “Nominees”), or any other person designated by the undersigned, as directors of Cavalier and taking all other action necessary or advisable to achieve the foregoing.

NOW, IT IS AGREED, by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of Cavalier.  Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.           So long as this agreement is in effect, each of the undersigned shall provide written notice to Olshan Grundman Frome Rosenzweig & Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of Cavalier; or (ii) any securities of Cavalier over which they acquire or dispose of beneficial ownership.  Notice shall be given no later than 24 hours after each such transaction.

3.           Each of the undersigned agrees to form The Cavalier Homes Committee for Change for the purpose of soliciting proxies or written consents for the election of the Nominees, or any other person(s) designated by the Group as directors of Cavalier and to take all other action necessary or advisable to achieve the foregoing (the “Solicitation”).

4.           The parties agree to share all expenses incurred in connection with the Group’s activities, including expenses incurred by any of the parties in the Solicitation, on a pro rata basis, based on the number of shares of common stock of Cavalier in the aggregate beneficially owned by each party on the date hereof.  Notwithstanding the foregoing, the parties shall not be required to reimburse any party for (i) out-of-pocket expenses incurred by a party in the aggregate in excess of $250 without the other parties’ prior written approval; (ii) the value of the time of any party; (iii) legal fees incurred without the other parties’ prior written approval; or (iv) the costs of any counsel, other than Olshan, employed in connection with any pending or threatened litigation without the other parties’ prior written approval.

5.           The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any party’s right to purchase or sell securities of Cavalier, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

6.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart.

7.           In the event of any dispute arising out of the provisions of this Agreement, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

8.           Any party hereto may terminate his/its obligations under this Agreement at any time on 24 hours’ written notice to all other parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222.

9.           Each party acknowledges that Olshan shall act as counsel for both the Group and Legacy and its affiliates relating to their investment in the Company.

10.           Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year below written.

Dated: March 19, 2009

LEGACY HOUSING, LTD.

By:	GPLH, LC, its general partner

By:	/s/ Kenneth E. Shipley
	Name:	Kenneth E. Shipley
	Title:	President

GPLH, LC

By:	/s/ Kenneth E. Shipley
	Name:	Kenneth E. Shipley
	Title:	President

SHIPLEY BROTHERS, LTD.

By:	K-Shipley, LLC, its general partner

By:	/s/ Kenneth E. Shipley
	Name:	Kenneth E. Shipley
	Title:	President

K-SHIPLEY, LLC

By:	/s/ Kenneth E. Shipley
	Name:	Kenneth E. Shipley
	Title:	President

D-SHIPLEY, LLC

By:	/s/ Douglas M. Shipley
	Name:	Douglas M. Shipley
	Title:	President

B-SHIPLEY, LLC

By:	/s/ Billy G. Shipley
	Name:	Billy G. Shipley
	Title:	President

FEDERAL INVESTORS SERVICING, LTD.

By:	Federal Investors Management, L.C.

By:	/s/ Kenneth E. Shipley
	Name:	Kenneth E. Shipley
	Title:	President

FEDERAL INVESTORS MANAGEMENT, L.C.

By:	/s/ Kenneth E. Shipley
	Name:	Kenneth E. Shipley
	Title:	Manager

/s/ Kenneth E. Shipley
KENNETH E. SHIPLEY

/s/Curtis D. Hodgson
CURTIS D. HODGSON

/s/ Douglas M. Shipley
DOUGLAS M. SHIPLEY

/s/ Billy G. Shipley
BILLY G. SHIPLEY

/s/ Michael R. O’Connor
MICHAEL R. O’CONNOR